Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

GAMIDA CELL LTD.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares, par value NIS0.01 per share	415(a)(6)	—	$—	$—	—	$—
Carry Forward Securities	Debt	Debt Securities	415(a)(6)	—	—	—	—	—
Carry Forward Securities	Equity	Warrants	415(a)(6)	—	—	—	—	—
Carry Forward Securities	Other	Rights	415(a)(6)	—	—	—	—	—
Carry Forward Securities	Equity	Units	415(a)(6)	—	—	—	—	—
Carry Forward Securities	Unallocated (Shelf)	(1)	415(a)(6)	$150,000,000	N/A	$150,000,000	0.0000927	$13,905		F-3	333-259472	September 21, 2021	15,683
	Total Offering Amounts					$150,000,000		$13,905
	Total Fees Previously Paid							—
	Total Fee Offsets							$15,683	(3)
	Net Fee Due							$—

(1)

There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $150 million. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.

(3)	Pursuant to 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered by the Registrant on the Registrant’s Registration Statement on Form F-3 (File No. 333-254057), originally filed on September 13, 2021 and declared effective on September 21, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate number or amount of ordinary shares, warrants, debt securities, rights and units, having an aggregate initial offering price of $150,000,000, which remain unsold as of the date of filing this this Registration Statement. The Registrant has determined to include in this Registration Statement unsold securities under the Prior Registration Statement having an aggregate offering price of $150,000,000 (the “Unsold Shelf Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee of $15,683 relating to the Unsold Shelf Securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to the Unsold Shelf Securities registered pursuant to this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2019 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims		—	—	—		—
Fee Offset Sources	Gamida Cell Ltd.	F-3	333-254057	September 21, 2021	September 21, 2021	$15,683	Equity	Common Stock, par value $0.001 per	N/A	$150,000,000	$15,683
Rule 457(p)
Fee Offset	—	—	—	—		—	—	—	—	—
Claims	—	—	—		—						—